EXHIBIT 10.31
                       EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated April 18, 1996, is entered into by and between DBS Industries, Inc., a Delaware corporation (the "Company") and Fred Thompson ("Employee"), in consideration of the mutual promises and conditions made herein.

                             ARTICLE I
                 EMPLOYMENT AND TERM OF EMPLOYMENT

     1.1. EMPLOYMENT AND TERM. The Company hereby employs Employee to render full-time services to the Company on an exclusive basis, upon the terms and conditions set forth below, from the date of this Agreement until the employment relationship is terminated in accordance with the provisions of this Agreement. This Agreement is for a term of five years (the "Stated Term") effective January 1, 1996, unless terminated earlier as provided for herein (the "Employment Term").

     1.2. ACCEPTANCE. Employee hereby accepts employment with the Company and agrees to devote his full-time attention and best efforts exclusively to rendering the services described below. The Employee shall accept and follow the direction and authority of the Board of Directors of the Company (the "Board") in the performance of his duties, and shall comply with all existing and future regulations applicable to employees of the Company and to the Company's business.

                            ARTICLE II
                        DUTIES OF EMPLOYEE

     2.1. GENERAL DUTIES. Employee shall serve as the President and Chief Executive Officer of the Company. In his capacity as President and Chief Executive Officer, Employee shall do and perform all services, acts, or other things necessary or advisable to manage and conduct the business of the Company, including, but not limited to, the supervision, direction and control of the business and other employees of the Company, subject to the policies and direction of the Board. To the extent consistent with the Company's certificate and bylaws, Employee shall preside over meetings of the Company's stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. Employee shall have all powers, duties and responsibilities necessary to carry out his duties, and such other powers and duties as the Board may prescribe consistent with the Company's certificate and bylaws.

     2.2. EXCLUSIVE SERVICES. It is understood and agreed that Employee may not engage in any other business activity during the term of his employment hereunder, whether or not for profit or other remuneration, without the prior written consent of the Company. Further, Employee shall not directly or indirectly acquire any stock or interest in any corporation, partnership, or other business entity that competes, directly or indirectly, with the business of the Company.

     2.3. REPORTING OBLIGATIONS. In connection with the performance of his duties hereunder, unless otherwise instructed by the Company's Board, the Employee shall report directly to the Board.

     2.4. DIRECTOR. Employee shall serve as Chairman of the Board and on the Executive Committee of the Board, if one exists now or in the future, and shall be nominated as Director and Chairman of the Board each year subject to continued approval of the stockholders of the Company as required by law.

                                ARTICLE III
               COMPENSATION AND BENEFITS OF EMPLOYEE

     3.1. ANNUAL BASE SALARY. The Company shall pay the Employee salary for the services to be rendered by him during the term of this Agreement at the rate of one hundred eighty thousand dollars ($180,000) annually (prorated for any portion of a year), subject to increases, if any, as the Compensation Committee of the Board may determine in its sole discretion after annual review of the Employee's performance of his duties hereunder. Such base salary shall be payable in periodic installments in accordance with the terms of the Company's regular payroll practices in effect from time to time during the term of this Agreement, but in no event less frequently than once each month.

     3.2. BONUSES. In addition to the base salary and other benefits provided to Employee hereunder, Employee is eligible to receive bonuses based on Company performance and Employee's attainment of objectives established by the Compensation Committee of the Board of Directors annually.

     3.3. STOCK OPTIONS. Employee shall be granted stock options to purchase 312,500 shares of the Company's common stock at an exercise price of $5.20 per share 78,125 of which will vest immediately upon the execution of this Agreement, and the remainder shall vest in 78,125 share increments on each anniversary of this Agreement. In addition, the stock options are subject to (a) further terms and conditions set forth herein and in the Stock Option Agreement attached as Exhibit A to this Agreement, and (b) the Employee's execution of the Stock Option Agreement and all documents customarily required by the Company to effect the grant of the options.

     In connection with a registration statement filed by the Company to register shares of its common stock for an employee benefit plan on Form S-8, the Company shall also register the common stock underlying the stock options granted to Employee.

     3.4. EXPENSES. The Company shall pay or reimburse the Employee for all reasonable, ordinary and necessary business expenses actually incurred or paid by Employee in the performance of Employee's services under this Agreement in accordance with the expense reimbursement policies of the Company in effect from time to time during the Employment Term, upon presentation of proper expense statements or vouchers or such other written supporting documents as the Company may reasonably require.

     3.5. VACATION. Employee shall be entitled to six (6) weeks paid vacation for each calendar year (prorated for any portion of a year, as applicable), such vacation to accrue at the rate of twenty (20) hours per month. Notwithstanding anything to the contrary in this Agreement, vacation time shall cease to accrue beyond eight weeks at any given time during the Employment Term.

     3.6. GENERAL EMPLOYMENT BENEFITS. Except where expressly provided for herein, Employee shall be entitled to participate in, and to receive the benefits under, any pension, health, life, accident and disability insurance plans or programs and any other employee benefit or fringe benefit plans that the Company makes available generally to its employees, as the same may be in effect from time to time during the Employment Term.

     3.7. INDEMNIFICATION. The Company shall indemnify and hold Employee harmless for any actions taken or decisions made by him in good faith while performing services in his capacity as President and Chief Executive Officer of the Company during the Employment Term. The Company agrees to indemnify and hold Employee harmless to the extent provided in an indemnification agreement in the form attached hereto as Exhibit B and incorporated herein by reference.

     3.8. ANNUAL  PHYSICAL.   Employee  shall  have the right to an  annual
physical at the cost of the Company.

                            ARTICLE IV
                     TERMINATION OF EMPLOYMENT

     4.1. TERMINATION.   This  Agreement  may  be  terminated   earlier  as
provided for in this Article IV, or extended by further written agreement of the parties.

     4.2. TERMINATION FOR CAUSE. The Company reserves the right to terminate this Agreement for cause upon: (a) Employee's willful and continued failure to substantially perform his duties with the Company

(other than such failure resulting from his incapacity due to physical or mental illness) after there is delivered to Employee by the Board, acting reasonably and in good faith, a written demand for substantial performance which sets forth in detail the specific respects in which the Board believes Employee has not performed his duties, and giving Employee not less than thirty (30) days to correct the deficiencies specified in the written notice; or (b) Employee's willful engagement in gross misconduct as determined by the Board which is materially and demonstrably injurious to the Company. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire Board members at a meeting called and held for that purpose.

     Upon termination for cause, Employee shall not be entitled to any severance benefits and all options which have not vested shall be cancelled.

     4.3. TERMINATION WITHOUT CAUSE. Notwithstanding anything to the contrary in this Agreement, the Company reserves the right to terminate this Agreement at any time without cause, subject to the express terms and provisions below.

     If Employee is terminated without cause, each month for a period of 12 months following termination the Employee shall be paid an amount equal to his then monthly base salary so long as Employee does not compete with the Company (in the manner described below) and complies with the provisions of
Article V. Payments shall be made in accordance with Section 3.1. This arrangement shall continue for a period of 12 months beginning the month following the month in which termination occurred.

     If Employee is terminated without cause, Employee shall be entitled to full vesting of all options granted pursuant to this Agreement. The options must be exercised within ten years after the date of such termination or such lesser period specified in the option agreement (but in no event after the expiration date of the option).

     It is expressly intended by the parties that if the "does not compete" provision of this Section 4.3 of the Agreement is found to be unenforceable, the Company's obligation to pay Employee's remaining salary is conditioned upon Employee's compliance with the provisions of Article V.

     For the purposes of this Agreement, the phrase "compete with the Company," or the substantial equivalent thereof, means that Employee, either alone or as a partner, member, director, employee, shareholder or agent of any other business, or in any other individual or representative capacity, directly or indirectly owns, manages, operates, controls, or participates in the ownership, management, operation or control of, or works for or provides consulting services to, or permits the use of his name by, or lends money to, any business or activity which is or which becomes, at the time of the acts or conduct in question, directly or indirectly competitive with the business of the Company.

     4.4. VOLUNTARY TERMINATION BY EMPLOYEE. Notwithstanding anything to the contrary in this Agreement, Employee may terminate this Agreement at any time upon sixty (60) days written notice to the Company. If Employee voluntarily terminates employment, Employee shall not be entitled to any severance benefits and all options which have not vested shall be cancelled.

     4.5. CHANGE IN CONTROL. If there is a "change in control" in the Company during the Employment Term, all options granted hereunder shall fully vest upon the Company's public announcement of such a change in control. A "change in control" shall mean an event in which a "group" within the meaning of Section 13 (d)(3) of the Securities Exchange Act of 1934 ("the Exchange Act") attempts to influence the Board and as a result of such influence, the Board acts in a manner or direction different that the one proposed by Employee.

     4.6. DISABILITY. If Employee becomes permanently and totally disabled, this Agreement shall be terminated. Employee shall be deemed permanently and totally disabled if he is unable to engage in the activities required by this Agreement by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 3 months. Upon termination due to disability, any further compensation and effect on any unvested options will be treated as termination without cause pursuant to Section 4.3.

     4.7. DEATH. If Employee dies during the term of this Agreement, this Agreement shall be terminated on the last day of the calendar month of his death subject to the express terms and provisions below.

     Upon death all unvested options shall be vested as of the date of death and may be exercised by the designated beneficiary, as provided in
Section 6.8 below, the estate or Employee's personal representative in whole or in part at any time within ten (10) years after the date of death or such lesser period specified in the option agreement (but in no event after the expiration date of option). The Company shall provide Employee with life insurance, at Company's expense, in an amount equal to two times the Employee's annual salary.

     4.8. EFFECT OF TERMINATION. Except as expressly provided for in this Agreement, the termination of employment shall not excuse any obligation that accrued prior to termination, nor shall termination excuse the performance of any obligation which is required or to be performed after termination. Any such obligation shall survive the termination of employment and this Agreement.

                             ARTICLE V
             COVENANTS AND REPRESENTATIONS OF EMPLOYEE

     5.1. UNFAIR COMPETITION. Employee acknowledges that he will have access at the highest level to, and the opportunity to acquire knowledge of, the Company's customer lists, customer needs, business plans, trade secrets and other confidential and proprietary information from which the Company may derive economic or competitive advantage, and that he is entering into the covenants and representations in this Article V in order to preserve the goodwill and going concern value of the Company, and to induce the Company to enter into this Agreement. Employee agrees not to engage in any unfair competition with Company and Company acknowledges Employee's right to make a living by employing generic skills of Employee.

     5.2. CONFIDENTIAL INFORMATION. During the Employment Term and at all times thereafter, the Employee agrees to keep secret and to retain in the strictest confidence all confidential matters which relate to the Company or its "affiliate" (as that term is defined in the Exchange Act), which are of a specific nature to the Company's business and not generic skills or knowledge of Employer, and which may include, but not necessarily be limited to, customer lists, client lists, trade secrets, pricing lists, business plans, financial projections and reports, business strategies, internal operating procedures, and other confidential business information from which the Company derives an economic or competitive advantage, or from which the Company might derive such advantage in its business whether or not labeled "secret" or "confidential."

     5.3. RETURN OF PROPERTY. Upon termination of employment, and at the request of the Company otherwise, the Employee agrees to promptly deliver to the Company all Company or affiliate memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media, and other documents (including extracts and copies thereof) relating to the Company or its affiliate, and all other property of the Company.

     5.4. INVENTIONS. All processes, inventions, patents, copyrights, trademarks, and other intangible rights that may be conceived or developed by the Employee, either alone or with others, during the Employment Term, whether or not conceived or developed during Employee's working hours, and which are related to the Company's business, shall be the sole property of the Company. Employee shall execute all documents, including patent applications and assignments, required by the Company to establish the Company's rights under this provision.

     5.5. REPRESENTATIONS. The Employee represents and warrants to the Company that he has full power to enter into this Agreement and perform his duties hereunder, and that his execution and delivery of this Agreement and the performance of his duties shall not result in a breach of, or constitute a default under, any agreement or understanding, whether oral or written, including, without limitation, any restrictive covenant or confidentiality agreement, to which he is a party or by which he may be bound.

                            ARTICLE VI
                     MISCELLANEOUS PROVISIONS

     6.1. NOTICES. All notices to be given by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile transmission, overnight courier or mail, registered or certified, postage prepaid with return receipt requested; PROVIDED, HOWEVER, that notices of change of address or telex or facsimile number shall be effective only upon actual receipt by the other party. Notices shall be delivered at the following addresses, unless changed as provided for herein.

     To the Employee:

               Fred Thompson
               109 William Avenue
               Larkspur, CA  94939

     To the Company:

               DBS Industries, Inc.
               495 Miller Avenue
               Mill Valley, CA  94941


     6.2. NO  ASSIGNMENT.    This Agreement, and the rights and obligations
of the parties, may not be assigned by either party without the prior written consent of the other party.

     6.3. APPLICABLE  LAW.   This  Agreement  and  the relationships of the
parties in connection with the subject matter of this Agreement shall be governed by, and construed under, the laws of the State of California.

     6.4. ENTIRE AGREEMENT. This Agreement and the Exhibits to this Agreement supersede any and all other agreements or understandings of the parties, either oral or written, with respect to this employment of Employee by the Company, and contains the complete and final agreement and understanding of the parties with respect thereto. Employee acknowledges that no representation, inducements, promises, or agreements, oral or otherwise, have been made by the Company or any of its officers, directors, employees or agents, which are not expressed herein, and that no other agreement shall be valid or binding on the Company.

     6.5. WITHHOLDING TAXES. All amounts payable under this Agreement, whether such payment is to be made in cash or other property, including without limitation stock of the Company, may be subject to withholding for Federal, state and local income taxes, employment and payroll taxes, and other legally required withholding taxes and contributions to the extent appropriate in the determination of the Company, and the Employee agrees to report all such amounts as ordinary income on his personal income tax returns and for all other purposes, as called for.

     At the election of Employee, Employee shall have the right to sell to the Company any vested stock options (at the then fair market value of the common stock less the exercise price) in order to meet any withholding requirements or pay income taxes on income related to such options.

     6.6. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by any judgment of a tribunal of competent jurisdiction, the remaining provisions and terms of this Agreement shall not be affected by such judgment, and this Agreement shall be carried out as nearly as possible according to its original terms and intent and, to the full extent permitted by law, any provision or restrictions found to be invalid shall be amended with such modifications as may be necessary to cure such invalidity, and such restrictions shall apply as so modified, or if such provisions cannot be amended, they shall be deemed severable from the remaining provisions and the remaining provisions shall be fully enforceable in accordance with law.

     6.7. EFFECT OF WAIVER. The failure of either party to insist on strict compliance with any provision of this Agreement by the other party shall not be deemed a waiver of such of such provision, or a relinquishment of any right thereunder, or to affect either the validity of this Agreement, and shall not prevent enforcement of such provision, or any similar provision, at any time.

     6.8. DESIGNATION OF BENEFICIARY. If the Employee shall die before receipt of all payments and benefits to which he is entitled under this Agreement, payment of such amounts or benefits in the manner provided herein shall be made to such beneficiary as he shall have designated in writing filed with the Secretary of the Company or, in the absence of such designation, to his estate or personal representative.

     6.9. ARBITRATION. Any controversy between Employer and Employee involving the construction or application of any of the terms, provisions, or conditions of this Agreement shall be submitted to arbitration. Arbitration shall comply with and be governed by the provisions of the American Arbitration Association.

     6.10. ATTORNEYS FEES. In the event of any litigation arising out of this Agreement, or the parties' performance as outlined herein, the prevailing party shall be entitled to an award of costs, including an award of reasonable attorney's fees.

     6.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

EMPLOYER:                          DBS INDUSTRIES, INC.


                                   By:  FRED W. THOMPSON
                                        Fred W. Thompson, President



EMPLOYEE:                          FRED W. THOMPSON
                                   Fred Thompson

             Addendum to the 1996 Employment Agreement
           Between DBSIndustries, Inc. and Fred Thompson


WHEREAS, DBSIndustries, Inc., a Delaware corporation (the "Company") and Fred Thompson ("Employee") anticipate entering into an employment agreement ("Agreement") and intend to sign such Agreement prior to April 30, 1996.

WHEREAS, the parties have agreed that the salary rate stated in the Agreement is to be accrued but is not to be paid to Employee prior to the time that the Board of Directors of the Company determines that sufficient funds have been raised in a timely fashion and are available to the Company to allow the Company to adequately execute its business plan through March 31, 1997 (the "Event").

NOW THEREFORE, the parties agree as follows:

     1.) Prior to the Event, while the Employee remains an employee of the Company, the Company shall pay Employee at the Employee's current pay rate of $6,000 per month as payment in full under Section 3.1 (titled Annual Base Salary) of the Agreement.

     2.) Between the effective date of the Agreement and the Event, the Company shall accrue the difference between the amount paid to employee in accordance with Item 1 above and the prorated amount specified in Article 3.1 of the Agreement, into a balance sheet suspense account (the "Suspense Account").

     3.) The determination that the Event has occurred shall rest with the Company's Board of Directors and such determination shall be at their sole discretion.

     4.) Upon the determination that the Event has occurred, the balance of the Suspense Account, less the appropriate employee taxes and other normal payroll deductions, shall be paid to the employee in one lump sum and the employee shall henceforth be paid at the rate specified in Article 3.1 of the Agreement subject to all the terms and conditions of the Agreement.

     5.)  All other terms and conditions of the Agreement remain unchanged.

     6.)  Dated as of April 25, 1996.


          FRED W. THOMPSON              MICHAEL SCHIEBER
          Fred Thompson (Employee)      DBS Industries, Inc.
                                        By Michael Schieber,
                                        Secretary